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                                                                     EXHIBIT 5.1

                              KIRKLAND & ELLIS LLP
                           AND AFFILIATED PARTNERSHIPS

                            777 South Figueroa Street
                          Los Angeles, California 90017

                                  213 680-8400                        Facsimile:
                                                                    213 680-8500

                                www.kirkland.com

                                October 31, 2003

Therma-Wave, Inc.
1250 Reliance Way
Fremont, California 94539

                  Re:      Therma-Wave, Inc.
                           Registration Statement on Form S-1

Ladies and Gentlemen:

         We are issuing this opinion letter in our capacity as special legal counsel to Therma-Wave, Inc., a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of 6,933,885 shares of the Company's common stock, par value $0.01 per share (the "Shares") pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the "Commission") on October 31, 2003, under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). The Shares to be registered pursuant to the Registration Statement are being offered by the selling security holders named in the Registration Statement.

         In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including:

      (i)   Amended and Restated Certificate of Incorporation of the Company;

      (ii)  Amended and Restated Bylaws of the Company;

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                              KIRKLAND & ELLIS LLP

Therma-Wave, Inc.
October 31, 2003
Page 2

      (iii) minutes and records of the corporate proceedings of the Company with respect to the issuance and sale of the Shares;

      (iv) the Purchase Agreements pursuant to which the Company issued the Shares;

      (v) the Registration Rights Agreements pursuant to which the Company is registering the Shares for the benefit of the selling security holders of the Shares; and

      (vi)  the Registration Statement.

         For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents, including the Shares, by any applicable parties thereto other than the Company. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity

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                              KIRKLAND & ELLIS LLP

Therma-Wave, Inc.
October 31, 2003
Page 3

(regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

         Based upon and subject to the assumptions, qualifications, exclusions and other limitations contained in this letter, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

         This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the General Corporation Law of the State of Delaware or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

         This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                        Sincerely,

                                        /s/ Kirkland & Ellis LLP

                                        Kirkland & Ellis LLP